Exhibit 10.2

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2005 Ameren Executive Incentive Plan (EIP)
Ameren Corporation
Officer Level

The Ameren Executive Incentive Plan (EIP) is intended to reward contributions to Ameren’s shareholder value.

PLAN PARTICIPATION
All applicable members of the Ameren Leadership Team are eligible to participate in the EIP.

PLAN FUNDING
Plan funding is the total amount of incentive money available to award. The plan is funded based on the achievement of Ameren Corporation’s earnings per share (EPS) for the plan year (achievement levels may be adjusted to reflect refunds and rate changes under regulatory sharing plans or other extraordinary one-time events). Three levels of EPS achievement will be established to reward participants for progress achieved in overall EPS performance. Achievement of EPS falling between the established levels will be interpolated. The three levels are defined as:

1.
Threshold: This is the minimum level of corporate financial achievement for incentive awards to be available. Since the payment of incentives reflects a large cost to the organization, Ameren must achieve this level of EPS to justify the payment in respect to our owners, the shareholders.

2.	Target: This is Ameren’s targeted level of financial achievement. This is the level our shareholders and Wall Street expect Ameren to achieve.

3.
Maximum: This level shares higher rewards in years of high financial success. This level will be very difficult to achieve, but in years of outstanding performance, executives will share in Ameren’s success.

BONUS AWARD OPPORTUNITIES
Annual bonus award opportunity percentages are set by the Human Resources Committee of the Board of Directors.

PERFORMANCE COMPONENT WEIGHTINGS
There are two performance components (or measures) of the plan: EPS and Business Line KPIs/Individual. The performance components are the measures used to determine a bonus award pay-out. Each component is weighted. This weight indicates how much of the available funding will be available for each component.

People are the Foundation of our Success and the Key to Achieving our Vision

Exhibit 10.2

The weightings for the 2005 plan are:
EPS       50%
Business Line KPIs/Individual         50%

EPS:   This component is the corporate level of measurement; Ameren’s earnings per share achievement. Fifty percent of the available bonus funds will be available for payment to each executive based on corporate success.

Business Line/Individual:   Each executive will have 50% of their available bonus determined by the success of their individual contributions. The success of their respective business line or function’s compensation KPIs will be used as the basis of the assessment.

PLAN PAYMENT
Awards will be paid by 3/15/2006. The bonus award percentage will be based on each executive’s base salary as of 12/31/2005. Payment will be prorated for participants who become eligible after 1/1/2005 or who retire, die or become disabled during 2005. The salary basis for those who retire, die or become disabled will be as of the date of retirement, death or disability.

The Human Resources Committee of the Board of Directors will approve the final amount of payment upon recommendation of the CEO of Ameren Corporation.

Schedule

2005 Executive Incentive Plan Targets

Executive Levels	2005 EIP Target
CEO	85%
Senior Officers $370,000 and Over	60%
Senior Officers Below $370,000	50%
Officers $240,000 and Over	45%
Officers Between $200,000 and $239,000	40%
Officers Below $200,000	35%

Named Executive Officers	2005 Base Salary	2005 Restricted Stock Awards*	2004 EIP Bonus
G. L. Rainwater, Chairman, Chief Executive Officer and President, Ameren, UE, CILCORP; Chairman and CEO, CIPS, CILCORP, CILCO, IP	$800,000	13,279	$507,000
W. L. Baxter, Executive Vice Presdient and Chief Financial Officer, Ameren, UE, CIPS, Genco, CILCORP, CILCO, IP	470,000	6,883	273,000
T. R. Voss, Executive Vice President and Chief Operating Officer, Ameren; Senior Vice President, UE, CIPS, CILCORP, CILCO, IP	400,000	5,858	201,500
S. R. Sullivan, Senior Vice President, General Counsel and Secretary, Ameren, UE, CIPS, Genco, CILCORP, CILCO, IP	350,000	4,101	150,800
D. F. Cole, Senior Vice President, UE, CIPS, Genco, CILCORP, CILCO, IP	300,000	3,515	148,050
D. A. Whiteley, Senior Vice President, UE, CIPS, Genco, CILCORP, CILCO, IP	292,000	3,421	145,600
R. A. Kelley, President, Genco	250,000	2,929	114,210
* The closing market price of Ameren common stock on February 11, 2005, the date the restricted stock was awarded, was $51.21 per share.